Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-184532) of our reports dated February 26, 2015, with respect to the consolidated financial statements of Stone Energy Corporation, and the effectiveness of internal control over financial reporting of Stone Energy Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana

October 19, 2015